Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Form S-3, numbers 333-154157 and 333-180098, and Form S-8, numbers 333-43080, 333-76849, 333-73666, 333-118320, and 333-171260) of GSI Group Inc. of our report dated April 27, 2012, relating to our audit of the consolidated financial statements of NDSSI Holdings, LLC as of and for the year ended December 31, 2011, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP

San Jose, California
March 28, 2013